Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

CONFIRMATION AND AMENDMENT OF MASTER PARTICIPATION AGREEMENT

THIS  CONFIRMATION  AND  AMENDMENT  OF MASTER  PARTICIPATION AGREEMENT (“Confirmation and Amendment”), is executed to be effective as of August 15, 2022, by and between HOME POINT FINANCIAL CORPORATION, a New Jersey corporation (hereinafter referred to as "Seller"), and MERCHANTS BANK OF INDIANA (hereinafter referred to as "Participant");

W I T N E S S E S  T H A T:

WHEREAS, Seller and Participant entered into that certain Master Participation Agreement dated May 31, 2017, (as heretofore amended, modified, or restated and referred to as the “Participation Agreement”) for a participation facility in the amount Six Hundred Million and 00/100 Dollars ($600,000,000.00), which was subsequently increased to One Billion Two Hundred Million and 00/100 Dollars ($1,200,000,000.00) (the "Maximum Participation Amount");

WHEREAS, among other terms specifically identified herein, Seller and Participant have agreed to modify certain terms of the Participation Agreement as more particularly described herein; and

WHEREAS, Participant is willing to modify the Participation Agreement subject to, inter alia, the terms and conditions hereinafter specified and upon the condition that Seller makes the acknowledgements, agreements and confirmations set forth herein and executes all documents reasonably required by Participant to effectuate such modification.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Participant agree as follows:

1.          Seller and Participant hereby agree that the term of the Participation Agreement and any termination, expiration or maturity date contained therein is hereby extended to May 25, 2024.

2.          Seller and Participant hereby agree that the following shall be incorporated into the Participation Agreement, as if fully restated therein:

Seller and Participant agree that effective as of the date hereof the maximum aggregate outstanding balance of Scratch and Dent Mortgage Loans shall not exceed [***]. In addition, at no time will the aggregate outstanding balance of Non-Qualifying Mortgage Loans exceed [***], all subject to the terms, conditions, and limitations set forth in the Participation Agreement.

Exhibit 10.1

3.          Seller and Participant hereby agree that the following shall be incorporated into the Participation Agreement, and incorporated by reference as if fully restated therein:

The Maximum Advance Amount for Ownership Interest in Scratch and Dent Loans set forth in the Master Participation Agreement shall not exceed [***] of the Maximum Aggregate Outstanding Balance of Ownership Interests.

4.          Seller and Participant hereby agree that Schedule I of the Participation Agreement is deleted in its entirety and replaced with Schedule I, “Fee Schedule”, attached hereto and incorporated by reference into the Participation Agreement as if fully restated therein.

5.          Seller hereby covenants and agrees with Participant that at the end of each calendar month Seller shall have an Adjusted Tangible Net Worth of at least [***] (“Net Worth Requirement”). For the purposes hereof, “Adjusted Tangible Net Worth” shall mean Seller’s net worth as determined by generally accepted accounting principles less intangible assets and receivables from affiliates and shareholders.

6.          Notwithstanding anything to the contrary, Seller and Participant hereby agree that any default or failure to comply with any of the terms, provisions, conditions, agreements, or covenants of any other agreement between Seller and Participant, or by Seller in favor of Participant, which remain uncured beyond any applicable notice requirements or cure periods, if any, contained in such agreement, constitutes an event of default under the Participation Agreement.

7.          Seller acknowledges and confirms that the Participation Agreement continues in full force and effect and secures, extends to, includes, and is effective with respect to the obligations of Seller to Participant as more specifically described within the Participation Agreement. Seller hereby ratifies and renews all warranties, representations, provisions, conditions, terms, covenants, and agreements set forth in the Participation Agreement.

7.          Seller represents and warrants to Participant that (a) as of the effective date hereof, there exists no event of default under the Participation Agreement, or any condition that, with the giving of notice, lapse of time, or both, would constitute an event of default under the Participation Agreement; and (b) Seller has no defenses, offsets, claims, or counterclaims against Participant under the Participation Agreement, or any other agreement, instrument, document, or event executed or occurring in connection therewith.

8.          Seller hereby agrees to reimburse Participant upon demand for all costs and expenses incurred by Participant in connection with the amendment and modification of the terms and conditions of the Participation Agreement pursuant to this Confirmation and Amendment, including, but not limited to, all premiums and fees of any title insurance company connected with the issuance of any endorsement required by Participant to any policy of tile insurance, all recording fees, and all reasonable attorney’s fees and expenses.

9.          This Confirmation and Amendment shall be binding upon, and inure to the benefit of, Seller and Participant and their respective successors, assigns, and legal representatives.

Exhibit 10.1

10.          The undersigned, executing this Confirmation and Amendment for and on behalf of Seller, certifies and represents to Participant that he or she is duly authorized by all action necessary on the part of Seller to execute and deliver this document, and that this document constitutes a legal, valid, and binding obligation of Seller in accordance with its terms. This agreement may be executed and delivered in multiple counterparts, each of which when so executed and delivered, shall be an original and all of which together shall constitute one and the same instrument.

11.          This Agreement, together with the Participation Agreement and any and all related documents, constitutes the entire understanding between the Seller and Participant as it relates to the subject matter they cover. Seller and Participant each acknowledge they have not made, and are not relying upon any statements, representations, promises or undertakings not contained within any Participation Agreement related hereto. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the enforceability of any such other provision or agreement.

12.          This Confirmation and Amendment shall be governed by, and construed in accordance with, the laws of the State of Indiana.

[Remainder of page intentionally blank; signatures on following page]

Exhibit 10.1

IN WITNESS WHEREOF, the undersigned have caused this Confirmation and Amendment of Master Participation Agreement to be executed effective as of the date first above written.

Seller:

HOME POINT FINANCIAL CORPORATION

By:	/s/ Joseph Ruhlin
Name:	Joseph Ruhlin
Title:	Treasurer

Participant:

MERCHANTS BANK OF INDIANA

By: /s/ Kelly Horvath
Name: Kelly Horvath
Title: Vice President

Exhibit 10.1

SCHEDULE 1

Fee Schedule

On a monthly basis, Participant shall pay Seller a custodial credit equal to (a) the per annum interest rate (based on a year of three hundred sixty (360) days and actual days elapsed) from time to time announced by the Wall Street Journal as the “One Month LIBOR”, not to be less than [***]; multiplied by (b) the average deposits of Seller held by Participant during a given calendar month.

Seller shall pay Participant a fee equal to [***] for each Mortgage Loan acquired by Participant (“Funding Fee”).

For each Mortgage Loan, Participant shall pay Seller a “Servicing Fee” equal to [***]. Participant’s calculations with respect thereto shall be conclusive absent manifest error.

At Take-Out of each Mortgage Loan that is not a Scratch and Dent Loan, Seller shall pay Participant a "Participation Fee" equal to the greater of (i) [***] and [***], or (ii) [***]. Purchaser reserves the right to adjust the Participation Fee and File Fees at its sole discretion. Participant’s calculations with respect thereto shall be conclusive absent manifest error. Participant reserves the right to modify the floor rate, its servicing fee, and/or file fee at its discretion depending on market conditions.

At Take-Out of each Scratch and Dent Mortgage Loan, Seller shall pay Participant a “Participation Fee” (i) [***] and (b) [***], or (ii) [***]. Participant’s calculations with respect thereto shall be conclusive absent manifest error.

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